Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2023, relating to the financial statements of Mobile Infrastructure Corporation appearing in Registration Statement No 333-274666 on Form S-11 of Mobile Infrastructure Corporation.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

December 18, 2023